GBH CPAs, PC	Exhibit 16.1

24 E. Greenway Plaza, Suite 1875

Houston, Texas 77046

Tel: 713-629-8300

Fax: 713-629-8325

June 19, 2009

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Trans Energy, Inc.’s Form 8-K to be filed with the

Commission on or about June 22, 2009, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas